EXHIBIT 11


                                           GOODY'S FAMILY CLOTHING, INC.


                              STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                       -----------------------------------
                                                                              Thirteen Weeks Ended
                                                                       -----------------------------------
                                                                          May 1, 1999       May 2, 1998
                                                                       ------------------ ----------------
                                                                          (unaudited)       (unaudited)

Net earnings                                                             $    7,883,000   $    7,768,000
                                                                         ===============  ==============

Weighted average common shares
   outstanding - Basic (a)                                                    33,333,000       33,164,000

Common shares represented by stock options
   outstanding under the treasury stock method                                   585,000        1,454,000

Weighted average common shares
                                                                             ----------       ----------
  outstanding - Diluted (a)                                                  33,918,000       34,618,000
                                                                             ==========      ==========

Earnings per common share (a)
  Basic                                                                   $        0.24       $     0.23
                                                                          ==============     ===========
  Diluted                                                                 $        0.23       $     0.22
                                                                          ==============     ===========




(a) In July 1998, the Company effected a two-for-one stock split. All previously reported earnings per share and related data have been restated to reflect such stock split.